Exhibit 10.2

Targeted Medical Pharma, Inc.

2980 Beverly Glen Circle

Suite 301

Los Angeles, California 9077

July 25, 2012

AFH Holding and Advisory, LLC

9595 Wilshire Boulevard

Suite 700

Beverly Hills, California 90212

Gentlemen:

Reference is hereby made to the letter agreement (the “Letter Agreement”), dated as of the date hereof, by and between Targeted Medical Pharma, Inc. (the “Company”) and AFH Holding and Advisory, LLC (“AFH Advisory”). The parties desire to clarify the Letter Agreement and clarify their understanding of certain provisions of the Letter Agreement as follows:

1.	The parties acknowledge that their understanding of Paragraph 5 (“Board Oversight”) is as follows:

For a period of two (2) years from the date of the Letter Agreement, AFH has the right to disapprove of two nominees for director chosen by the board of directors of the Company.

2.	The parties acknowledge that their understanding of Paragraph 6 (“Advisory Role”) is as follows:

With respect to any specific financing or merger/acquisition the Company engages in during this two-year period, the Company may choose not to retain AFH as an advisor.

Please acknowledge your acceptance of your agreement to the foregoing by signing and returning to the undersigned as soon as possible a counterpart of this letter agreement.

Very truly yours,

TARGETED MEDICAL PHARMA, INC.

		By:	/s/ William E. Shell
Name: William E. Shell, MD Title: Chief Executive Officer

ACCEPTED AND AGREED TO AS OF JULY 25, 2012:

AFH Holding and Advisory, LLC

By:	/s/ Amir F. Heshmatpour
Name: Amir F. Heshmatpour
Title: Managing Director